UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (due of earliest event reported) September 29, 2005





                         Commission file number: 0-29346



                                   FRMO CORP.
             (Exact name of registrant as specified in its charter)


            Delaware                                         13-3754422
  (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                        Identification No)



  320 Manville Road, Pleasantville, NY                            10570
(Address of Principal executive offices)                        (Zip Code)



       Registrant's telephone number, including area code: (914) 632-6730

Item 8.0 Other Events

Proposed Spin-Off Postponed

         On September 29, 2005, the Board of Directors of FRMO Corp. ("FRMO" or the "registrant") postponed the proposed dividend distribution of 180,418 shares of common stock of Fromex Equity Corp. ("Fromex"), which was the subject of the registrant's Current Report (Form 8-K) dated August 31, 2005. FRMO owns 3,600,000 shares of Fromex's common stock constituting 100% of the outstanding shares and the proposed spin-off would have been of about 5% of Fromex's outstanding shares.

         The proposed dividend distribution, which was originally scheduled to be made on October 21, 2005, will not be made, if at all, until the Board of FRMO has considered comments from its shareholders and its accountants as to a better procedure for resolving the problem created by the new accounting rule (EITF 03-16). That rule, which was effective from and after September 1, 2004, mandated a change in the accounting policy for reporting revenue from FRMO's 8.4% interest in Kinetics Advisers, LLC from the cost (cash) method to the equity (accrual) method, as reported in the registrant's Current Report (Form 8-K) dated June 16, 2005.

         FRMO believes that finding a solution to obtaining audited financial statements may well involve a disposition of the equity interest which is causing the problem because the accrual method results in so significant an increase in revenue that its materiality requires an audit of Kinetics Advisers, LLC, a private company that is not audited and reports solely on the cash basis. The terms of any such disposition have not been finally determined by FRMO at this time.


                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                           FRMO CORP.
                                                       -------------------
                                                          (Registrant)




                                                   By Steven Bregman
                                                      -----------------
Date: September 30, 2005                              Steven Bregman, President